Exhibit 10.26

DATED      2007

GENVEC, INC.

and

COBRA BIOLOGICS LIMITED
_____________________________________

MASTER SERVICES AGREEMENT

Number: [GenVec 001]

_____________________________________

December 21, 2007

Confidential

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

CONTENTS

Section

1	Definitions and Interpretations	4
2	Services	7
3	GenVec Materials	10
4	Capacity Reservation & Associated Fees	11
5	Delivery & Retention of Deliverables	11
6	Compensation & Payment	12
7	Defective Services or Deliverables	13
8	Services Involving the Release of Materials Processed by Third Parties	14
9	Term & Termination	14
10	Confidentiality	17
11	Rights in Data and Intellectual Property	18
12	Warranties	19
13	Indemnification	20
14	Insurance	21
15	Limitations of Warranties and Liabilities	22
16	Regulatory Matters	23
17	Notices	23
18	Force Majeure	23
19	Restriction on Hiring Cobra Personnel	24
20	Records, Access to Facility and Audits	24
21	Miscellaneous	25

Confidential

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

THIS MASTER SERVICES AGREEMENT (this “Agreement”), effective as of December 21, 2007 (the “Effective Date”), is by and between:

GENVEC, INC., a Delaware corporation, having its principal place of business at 65 West Watkins Mill Road, Gaithersburg, MD 20878 (“GenVec”), and

COBRA BIOLOGICS LIMITED, a corporation registered in England and Wales (Company Number 02710654) and a wholly owned subsidiary of Cobra Biomanufacturing Plc., having its principal place of business at The Stephenson Building, The Science Park, Keele, Staffordshire, ST5 5SP (“Cobra”).

BACKGROUND

GenVec is engaged in the research, development and clinical testing of pharmaceutical or biological products and requires from time to time the provision of certain services in respect of the production of its products.

Cobra provides contract research and development and technical consultancy services relating to the processing, development, scale-up and the generation of pharmaceutical and biological products.

GenVec desires that Cobra provide it with certain such consultancy and related services, as described below, and Cobra desires to do so, on the terms and conditions set forth below.

Confidential

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

WHEREFORE, THE PARTIES AGREE AS FOLLOWS.

AGREEMENT

1. Definitions and Interpretations. For purposes of this Agreement, the following definitions shall apply, and the terms defined herein in plural shall include the singular and vice-versa: In these conditions the following words have the following meanings:

1.1. Definitions.

Affiliate	With respect to any person or entity, any other person or entity which directly or indirectly controls, is controlled by or is under common control with such person or entity.

cGMP
Current Good Manufacturing Practices regulations and guidelines applicable to the manufacture of pharmaceuticals and biologics intended for use in clinical trials in the United States and/or the European Union, including those described in the U.S. Food, Drug & Cosmetics Act (21 U.S.C. Section 301 et seq.) and regulations promulgated thereunder, and in ICH guide Q7a “ICH Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients,” as applied to investigational drugs (Section 19).

Capacity Reservation Fee	As defined in Section 4.1.

Claims	As defined in Section 13.1.

Cobra Materials	As defined in Section 2.4.

Committed Costs
Any costs incurred or committed to by Cobra in advance of the provision of Deliverables which cannot be cancelled or offset through reasonable commercial efforts, including the procurement of materials, equipment, maintenance and subcontract services, but excluding the costs of Facility modifications and associated capital equipment.

Confidential Information	As defined in Section 10.1.

GenVec Materials	Any products, DNA, protein, cell lines, cell banks, virus, biological matter, equipment or other tangible materials that are supplied by GenVec to Cobra for use in performing the Services.

Confidential

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

GenVec Property	As defined in Section 11.2.

Data	Any data, documentation or records resulting from or related to the performance of the Services.

Debarred Entity or Debarred Individual	An entity or individual, as applicable, that has been debarred by the United States Food and Drug Administration (“FDA”) pursuant to 21 U.S.C. §335(a) or (b).

Defect or Defective
With respect to Deliverables: Deliverables that, at the time of Delivery, fail to meet any purchase criteria, Specifications or other requirements provided in a Service Schedule or otherwise agreed to by the parties.
With respect to Services: Services that fail to comply with Section 2.3 or any other requirements expressly provided therefor in a Service Schedule.

Deliverables	All reports and materials that Cobra is to provide to GenVec pursuant to a Service Schedule.

Delivery	The Shipper’s collection of Deliverables from Cobra’s facility.

Disclosing Party	As defined in Section 10.1.

Facility	As defined in Section 2.4.

First Reserved Date	As defined in Section 4.1.

Intellectual Property (“IP”)
All inventions, processes, improvements, patents, trade marks, trade names and copyrights (whether or not registered or capable of being registered), logos, know-how, trade secrets, Confidential Information and any other similar rights subsisting anywhere in the world, and all rights to apply for, and applications for, registered protection of the foregoing.

Confidential

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Pre-existing IP	As defined in Section 11.1.

Price	The total charges for Services to be performed pursuant to a Service Schedule.

Processed Materials	As defined in Section 8.1.

Project Manager	As defined in Section 2.6.

New IP	As defined in Section 11.1.

Qualified Person	As defined in Section 8.1.

Recipient	As defined in Section 10.1.

Reserved Slot	As defined in Section 4.1.

Services	All work to be performed by Cobra for GenVec under this Agreement and all Service Schedules.

Service Schedule
A written statement describing the Services to be performed with respect to a given project, the Price of such Services and any other terms relevant to such Services, which has been agreed upon and signed by both parties, as such statement may be modified from time to time upon the written agreement of the parties.

Shipper	As defined in Section 5.2.

Shortage	As defined in Section 7.1.

Specifications	The specifications, standards, limits, criteria and other requirements (if any) provided in a Service Schedule or otherwise agreed to by the parties to which Deliverables should conform.

Working Day	Any day other than a Saturday, Sunday or English public holiday.

Confidential

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

1.2. Interpretations.

1.2.1. Any reference in this Agreement to a “Article”, “Section,” “subsection” or “Schedule” is to an article, section, subsection or schedule of this Agreement.

1.2.2. Any phrase introduced by the terms "including," "include" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding such phrase.

2. Services

2.1. Service Schedules.

2.1.1. Formation. This Agreement shall govern the relationship between Cobra and GenVec. Services to be performed hereunder shall be described in detail in a document (which may be titled a “Service Proposal”) that, once signed by both parties, shall be deemed to be a Service Schedule that is part of this Agreement. Cobra shall be obligated to perform those services that are described in a Service Schedule, as well as any agreed incidental service, function or responsibility not specifically described in a Service Schedule, but that is commercially reasonable and required for the proper performance and provision of such services, functions and responsibilities. With the prior agreement of both parties, those services not agreed as incidental will be carried out under an additional or amended Service Schedule executed by both parties in advance of such services being provided, in accordance with the provisions of Section 2.5 below.

2.1.2. Effect. Each Service Schedule, along with this Agreement, shall be deemed (a) the entire agreement between the parties with respect to the Services described in such Service Schedule, and (b) separate and distinct from any other Service Schedule combined with this Agreement.

2.1.3. Conflicts. To the extent the terms of any Service Schedule conflict with other terms of this Agreement, such other terms of this Agreement shall control, unless the Service Schedule expressly provides otherwise. No purchase order issued by GenVec shall modify or amend any terms of a Service Schedule or this Agreement.

2.2. Subcontracting. Cobra shall not sub-contract any Services to a third party without GenVec’s prior written consent, which shall not be unreasonably withheld. Cobra shall ensure that any permitted subcontractor has been bound, in writing, to obligations of confidentiality and non-use of GenVec’s Confidential Information that are at least as restrictive as those provided in Sections 10.1 - 10.5, prior to disclosing any such information to the subcontractor. Where the subcontractor has been selected by Cobra and/or Cobra is directing the subcontracted activities, Cobra shall be responsible for each permitted subcontractor’s performance hereunder (including, without limitation, any breach of this Agreement by such subcontractor), as if Cobra were itself performing such activities.

Confidential

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

2.3. Performance Standards. Cobra shall perform the Services and deliver the Deliverables pursuant to the Service Schedule and in accordance with the Specifications, applicable laws, cGMPs and the terms of this Agreement. Cobra will carry out work in accordance with the Service Schedule, but cannot guarantee the outcome of development Services and in the case of cGMP Deliverables, cannot guarantee the outcome of such cGMP deliverables and related Services until such time as both parties have agreed *.

2.4. Facility; Resources. Unless otherwise set forth in a Service Schedule, Cobra shall perform the Services at Cobra’s manufacturing facility identified in the Service Schedule (the “Facility”). Cobra may not change the Facility without GenVec’s prior written consent. Cobra will ensure that the Facility has sufficient qualified personnel, production capacity, manufacturing resources, and quality systems necessary to properly perform the Services in accordance with this Agreement and that the Facility is operated in compliance with cGMPs and all applicable laws for such period as there are executed Service Schedules requiring the use of the Facility. Except to the extent otherwise provided in a Service Schedule or in any schedule of items to be supplied by GenVec (“GenVec Materials”), which can be added as an appendix to the Agreement with the written consent of both parties, Cobra shall obtain and maintain in the Facility sufficient dedicated equipment and other associated resources necessary to perform the Services (“Cobra Materials”). for such period as there are executed Service Schedules requiring the use of the Facility. Cobra shall only obtain Cobra Materials from reputable and verified suppliers, shall inspect and test such Cobra Materials, as appropriate, prior to engaging in any Services therewith, and shall establish a source of supply for all Cobra Materials sufficient to ensure Cobra’s ability to fulfill its obligations hereunder in a timely and cost-efficient manner. Cobra shall use commercially reasonable efforts to procure all Cobra Materials at the lowest prices reasonably available, consistent with such matters as security and sources of supply, quality of product, volume requirements, terms and conditions of supply and the Services Schedule. In no event shall Cobra use GenVec Materials either for itself or for third parties without the express, written consent of GenVec.

Confidential

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

2.5. Changed Services

2.5.1. Must be Agreed in Writing. No changes to a Service Schedule, Services thereunder or the Price of Services shall be implemented unless and until the parties have agreed on such change, in writing, signed by a person authorized to bind the respective party, through a written change order (a “Variation”) or an amendment to the Service Schedule.

2.5.2. Either Party May Request. Either party may request that changes be made to a given Service Schedule. If manifest changes are requested, then to the extent possible, Cobra shall provide GenVec with a written statement that describes in detail the proposed changes, any anticipated change in Price resulting therefrom and any other relevant facts that Cobra believes GenVec may reasonably require. Cobra shall implement such changes when and if the parties agree upon them, in writing.

2.5.3. Required Changes. If either party requests a change to a Service Schedule or Services thereunder that (a) the requesting party reasonably deems to be necessary in light of any Data, or (b) are required as a result of any changes in applicable laws, regulations (including those governing cGMP and good laboratory practices), safety requirements, best practices or manufacturing requirements, and the other party does not agree to such changes within 30 days of the request, the requesting party shall have the right to terminate this Agreement upon written notice to the other party, subject to the provisions of Section 9.3. Prior to the giving of any notice of change hereunder by Cobra, Cobra shall provide a written good-faith estimate of the costs of such change, and any change in price caused by such change shall be based on such costs, to which Cobra may add a commercially reasonable margin.

2.6. Project Management. Within 20 days from the Effective Date, each party shall designate in writing one person to be that party’s project manager (“Project Manager”) for issues associated with the Services and the performance of this Agreement. Each party my substitute or replace its Project Manager at any time by providing written notice to the other party. Each party shall make its Project Manager available for status meetings, telephone consultation, and otherwise as reasonably required to facilitate the performance of the Services in accordance with this Agreement. The Project Managers shall meet as needed to discuss (i) Cobra’s performance of the Services, (ii) action items from previous meetings to ensure completion of outstanding issues; and (iii) any personnel-related issues that affect the Services. The Project Managers shall also meet on a [quarterly] basis for business review meetings to discuss the status of the project and the performance of the Services. The Project Manager for Cobra (including any replacements thereof) shall have the requisite skills and experience to facilitate the performance of the Services in accordance with this Agreement.

Confidential

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

3. GenVec Materials

3.1. Provision of Materials. GenVec shall use commercially reasonable efforts to timely provide Cobra with any and all GenVec Materials described in the relevant Service Schedule or in the attached schedule of GenVec Materials. In the event that GenVec does not supply GenVec Materials on a timely basis, the agreed timelines for the program may be reasonably extended (e.g., by the same amount of time as the amount of the delay), unless such extension is not warranted under the circumstances.

3.2. Instructions. GenVec shall provide Cobra with all relevant instructions and information concerning the storage and handling of GenVec Materials, including all relevant health and safety information, (a) prior to delivery of such materials to Cobra or (b) where such information involves non standard and/or special requirements, at least 10 Working Days prior to delivery of such materials to Cobra.

3.3. Ownership and Use. GenVec Materials shall be and shall remain the property of GenVec. Cobra shall not use GenVec Materials for any purpose other than the provision of Services, without GenVec’s written consent, and shall not transfer or permit the transfer of any GenVec Materials to any third party, other than permitted sub-contractors in accordance with Section 2.2. Cobra shall limit access to GenVec Materials to employees and/or sub-contractors of Cobra who have a need to access such materials in connection with the provision of Services. Cobra shall not place a lien or security interest on, or otherwise encumber the GenVec Materials. Cobra shall conduct such preventative and other maintenance as is deemed commercially reasonable by Cobra or is agreed to in writing by Cobra and GenVec.

3.4. Lost or Damaged Materials. Cobra shall take reasonable measures to protect GenVec Materials from destruction, theft or loss while in the possession and/or control of Cobra. Cobra will have the risk of loss or damage to the GenVec Materials while in the possession of Cobra. In the event of loss or damage to the GenVec Materials during such period, Cobra will immediately notify GenVec. * Section 14 details the responsibilities of both parties with respect to insuring GenVec Materials. Cobra shall inspect, test, store, handle, and process the GenVec Materials in compliance with Specifications, cGMPs and all other applicable laws and upon receipt of GenVec Materials, Cobra will promptly inspect and evaluate the GenVec Materials to confirm compliance with the specifications therefor * and in accordance with a certification and/or inspection process agreed to in advance by both Cobra and GenVec.

Confidential

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

4. Capacity Reservation and Associated Fees

4.1. Capacity Reservation and Fee. A Service Schedule may provide for Cobra to reserve capacity and resources at its Facility for non-GMP R&D services and GMP production slots (each, a “Reserved Slot”), on particular consecutive dates (the first of which is referred to below as the “First Reserved Date”), during which Cobra will perform relevant Services. In such a case, the Service Schedule shall require that GenVec pay, prior to the commencement of Services thereunder, a specified non refundable fee (a “Capacity Reservation Fee”), as additional consideration for services under the Service Schedule, such fee to be related to such reservation, as detailed in the Service Schedule, and which shall be creditable against future Services to be performed under the Service Schedule, but shall not be refundable except as expressly provided herein. *.

4.2. Changes to Reserved Slots. If GenVec makes a written request to change a Reserved Slot, Cobra shall use commercially reasonable efforts to accommodate the request, subject to availability of an appropriate Reserved Slot. *.

4.3. Cancellation of Reserved Slots.

*

4.4. Exceptions. *.

5. Delivery and Retention of Deliverables

5.1. Timing. Cobra shall use commercially reasonable efforts to have the Deliverables ready and available for pickup by the Shipper on the dates specified in the relevant Service Schedule. However, such dates are not guaranteed. Cobra shall notify GenVec when Deliverables are available for collection and shall promptly inform GenVec of any delay in such availability.

5.2. Manner of Delivery. Unless the parties agree otherwise in writing, (a) all Deliverables shall be made available, at the Facility, for loading by a common carrier agreed upon by the parties (the “Shipper”) and shipment to GenVec or its designee, and (b) shipments shall be *. The Deliverables shall be collected within * of Cobra’s notice to GenVec of their availability (where deliverables require release prior to use, the Deliverables will not be considered available until such time as the release is complete), during regular business hours, at a date and time agreed by the parties, in advance. If the Deliverables are not collected within the *, then Cobra will, at the request of GenVec (a) dispatch Deliverables to GenVec, for a fee equal * or (b) retain the Deliverables at the facility, for a fee equal to *, until the Deliverables have been collected.

Confidential

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

5.3. Retention of Deliverables or GenVec Materials. If GenVec wishes Cobra to retain at its facility (a) GenVec Materials or samples of Deliverables over and above those Cobra is required by law or regulation to retain, or (b) Deliverables that are available for collection by the Shipper, such retention shall be subject to the parties’ agreement to such retention, in additional consideration for the services provided under the relevant Service Schedule, a fee equal to * will be payable by GenVec. GenVec will be responsible for the insurance of such Deliverables as detailed in Section 14.

6. Compensation and Payment

6.1. Prices of Services. The Prices of Services to be performed pursuant to a given Service Schedule shall be as provided in such Service Schedule.

6.2. Taxes. Prices are exclusive of any applicable VAT and/or other sales/transaction taxes, for which GenVec shall additionally be liable and as such Cobra reserves the right to charge GenVec for any such VAT and/or other sales/transaction taxes.

6.3. Other Costs. Unless provided otherwise in a Service Schedule, any costs of shipping, consumables, insurance or importation of Deliverables and GenVec Materials, raw materials or of packaging materials, * shall be added by Cobra from time to time to give a total amount, and in additional consideration for services under the Service Schedule a fee equal to the total amount shall be charged to GenVec separately.

6.4. Travel Expenses. GenVec shall reimburse Cobra for all reasonable, necessary and documented travel and accommodation expenses involved in the provision of Services, to the extent such expenses are agreed upon by the parties, in writing and are consistent with GenVec’s travel reimbursement policy (a copy of which has been provided to Cobra), provided that such request for expenses conforms to and complies with the then-applicable Travel and Expense Reimbursement Policy of .GenVec.

6.5. Timing of Payments. Capacity Reservation Fees shall be due * after the parties’ execution of the Service Schedule to which such fees relate and GenVec’s receipt of invoice, and in any case prior to Cobra’s making a firm reservation of capacity for the relevant Services. The balance of the Price of Services shall be payable within * of GenVec’s receipt of applicable invoice. Timing of invoicing shall be as provided in the relevant Service Schedule.

Confidential

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

6.6. Late Payments. Payments shall be deemed to be made only when Cobra has received cash or cleared funds covering the amounts due. If GenVec fails to make any payment in full on its due date, Cobra shall charge GenVec interest on the unpaid balance at the rate of *. In the event that the invoice is queried within * of receipt, Cobra will not apply this charge until * after such time as the query has been resolved. Both parties agree to act in good faith and act reasonably to resolve all queries promptly.

7. Defective Services or Deliverables

7.1. Acceptance and Rejection.

7.1.1
GenVec shall have * following GenVec’s receipt of Deliverables, (i) to accept them (ii) to notify Cobra, in writing that the Deliverables do not meet the warranties set forth in Article 12, cGMPs or the agreed Specifications (in each case, “Defective”) and/or (iii) to notify Cobra, in writing, that Deliverables due to GenVec are missing from the shipment (a “Shortage”). Upon request by Cobra, GenVec shall return to Cobra, at Cobra’s expense, any Deliverables rejected hereunder as defective, unless it would not be reasonably possible to do so. Failure to notify Cobra of a Defect or Shortage within such * period *, or to return rejected Deliverables, upon request by Cobra, as required under this Section 7.1, shall be deemed an acceptance of the relevant Deliverables and/or Services. The criteria for testing that Deliverables are not Defective will be agreed to in advance in writing by both Cobra and GenVec.

7.1.2
If GenVec cannot determine that the Deliverables are Defective within the * period described above through reasonable testing at the date of delivery (a “Latent Defect”), then GenVec shall be entitled to notify Cobra of the Latent Defect within * of the discovery thereof. Following such notification and upon request by Cobra, GenVec shall return to Cobra, at Cobra’s expense, any Deliverables rejected under this Section 7.1.2 as Defective, unless it would not be reasonably possible to do so. Latent Defects shall only be those Defects that are the result of a cause assignable to the fault of Cobra, *.

7.2. Disputes Regarding Defects. In the event of a dispute over whether Deliverables are Defective, the parties shall provide a representative sample of such Deliverables to an agreed upon, independent testing laboratory, for analysis and a final, binding determination of whether the Deliverables are Defective and the cause thereof. The party that the determination disfavors shall bear the costs of the analysis.

Confidential

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

7.3. Remedies for Defective Deliverables/Services. With respect to (a) any Deliverables timely rejected pursuant to Section 7.1.1, or rejected pursuant to 7.1.2. and, in each case, determined by Cobra or an independent laboratory, pursuant to Section 7.2, to be Defective, and (b) any Shortages, Cobra shall, with the agreement of GenVec, *, at no additional charge to GenVec, at which time the Deliverables shall be subject to further acceptance testing by GenVec.

7.4. GenVec’s Sole of Remedy. The remedy provided in Section 7 shall be GenVec’s sole remedy for the Delivery of Defective Deliverables or the performance of Defective Services hereunder.

8. Services Involving the Release of Materials Processed by Third Parties.

8.1. Access and Assistance to Qualified Person. This Article 8 applies to Services involving the release by Cobra, through a Qualified Person (as that term is defined in Article 48 of Directive 2001/83/EC), of materials that have been processed, in whole or in part, by a third party (“Processed Materials”). In any such case, GenVec, at its own cost, shall (a) ensure that the Qualified Person is named on any relevant marketing authorization and shall (a) provide the Qualified Person with unrestricted access to GenVec’s premises, personnel, procedures, documentation and information (including any dossiers upon which marketing authorizations have been granted, together with any variations affecting such approvals) relevant to or associated with such product and (b) provide the Qualified Person with such assistance as is reasonably requested by the Qualified Person from time to time.

8.2. Replacement of Qualified Person. Where a Qualified Person named in the Service Schedule is no longer able to perform the Services, GenVec shall, at Cobra’s cost, provide Cobra with such assistance as is necessary and/or desirable to have an alternative Qualified Person named on any relevant marketing authorization.

8.3. Limitation on Liability for Services by Qualified Person. Neither Cobra nor any Qualified Person shall have any liability to GenVec in any way related to the release of a Processed Material, except where the liability arises as a direct result of a violation by the Qualified Person of his statutory obligations as a Qualified Person.

9. Term and Termination

9.1. Term. The term of this Agreement shall be five (5) years from the Effective Date, unless (a) at that time, Services are being performed pursuant to a Service Schedule, in which case, the term shall extend through the completion of all pending Service Schedules, or (b) this Agreement is terminated in accordance with Section 9.2.

Confidential

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

9.2. Termination.

9.2.1. Termination by Cobra. Cobra may terminate this Agreement or Services remaining to be performed under any Service Schedule, at any time, with or without cause, upon at least 720 days’ written notice to GenVec, subject to Section 9.3.

9.2.2. Termination by GenVec. GenVec may terminate this Agreement or Services remaining to be performed under any Service Schedule, at any time, with or without cause, upon at least 60 days’ written notice to Cobra (subject to this section 9) on condition that at same time as serving written notice on Cobra GenVec pays to Cobra a termination payment calculated in accordance with [Appendix 2], (which shall apply to termination of the first Service Schedule, A393) and any other termination payment specified in any other Service Schedule.

[If GenVec terminates this agreement, Cobra shall use commercially reasonable efforts to fill any vacated reserved slots with another customer.  GenVec shall be liable only for the portion of the payment of the relevant Termination Fee that was charged to GenVec and not recovered by Cobra from another customer and after taking into account all reasonable and documented Services and Deliverables provided to GenVec in connection with such Reserved Slot and any Committed Costs prior to notice of cancellation.]

9.2.3. For Breach. Either party may terminate this Agreement or the Service Schedule at issue upon thirty 30 days notice informing the other party that it is in material breach of any of its obligations hereunder and stating the reasons therefor, unless the notified party has cured such breach within such 30-day notice period.

9.2.4. For Insolvency. Either party may terminate this Agreement upon the occurrence of any of the following events: (a) the other party makes an assignment for the benefit of its creditors or files a voluntary petition under federal or state bankruptcy or insolvency laws, (b) a receiver or custodian is appointed for all or substantially all of the other party's business, (c) proceedings are instituted against the other party under federal or state bankruptcy or insolvency laws that have not been stayed or dismissed within sixty (60) days, (d) all or substantially all of the other party's business or assets become subject to attachment, garnishment or other process or (e) a court or other governmental authority of competent jurisdiction determines that the other party is insolvent.

Confidential

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

9.3. Duties upon Termination. Upon the termination of any Service Schedule(s) (whether terminated individually or in connection with the termination of this Agreement):

9.3.1. Payment. GenVec shall pay to Cobra, within * of receipt of invoice, (a) if this Agreement is terminated by GenVec pursuant to Section 9.2, any Capacity Reservation Fee (or part thereof) that has not previously been paid; (b) for all Services satisfactorily provided pursuant to the relevant Service Schedule(s), up to the date of termination; and (c) if this Agreement is terminated by GenVec pursuant to Section 9.2,2. for all documented and reasonable committed costs and expenses (both internal and external) related to such Services that GenVec approved in writing and Cobra, acting reasonably, is unable to avoid, or if applicable pursuant to Section 9.2.2, a termination fee as detailed in Section 9.2.2.

9.3.2. Transfer Assistance. To the extent requested by GenVec *, Cobra shall provide reasonable technology transfer and termination assistance services to GenVec in the event that GenVec transfers any of the services provided hereunder by Cobra to itself or to a third party. The purpose of this assistance shall include the following: (i) to enable GenVec to obtain from a successor provider, or to provide for itself, services to substitute or replace those provided by Cobra, and (ii) for Cobra to assist GenVec during the termination assistance period, so that GenVec or its successor provider can provide those services terminated and to eliminate or minimize any disruption or deterioration of the Services during and as a result of the handover. * In the event that Cobra terminates this Agreement without cause, then Cobra shall provide its labour within the services described in the preceding sentences *

9.3.3. Return or Destruction of GenVec’s Materials.

9.3.3.1. Cobra shall, within * of receipt of a written request by GenVec, either return to GenVec or destroy, as requested by GenVec, * any and all GenVec Materials obtained in connection with the relevant Service Schedule(s), and samples of any Deliverables in Cobra’s possession produced thereunder, together with any relevant Data; except that Cobra shall be entitled to retain in its archive, at its own expense, one copy of such GenVec Materials, samples of Deliverables, Data and other information, to the extent that they are required to be stored by Cobra under applicable law, regulations or rules.

Confidential

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

9.3.3.2. If Cobra does not receive such a request from GenVec within * of termination, Cobra shall send written notice to GenVec. If GenVec does not respond within * of receipt of such notice, Cobra shall be entitled to destroy, at GenVec’s cost any and all such GenVec Materials, samples of Deliverables, Data and other information relating to the relevant Service Schedule(s), except for any that are required to be retained at Cobra’s facility, pursuant to Section 5.3.

10. Confidentiality

10.1. Definitions. During the term of this Agreement, each party (a “Disclosing Party”) may provide to the other (a “Recipient”), information, economic information, business or research strategies, trade secrets, Intellectual Property and material embodiments thereof, and Cobra may generate Data (collectively, “Confidential Information”). (For purposes of this Article 10, Data shall be deemed to be GenVec’s Confidential Information, GenVec shall be deemed the Disclosing Party with respect thereto, and Cobra shall be deemed the Recipient thereof.)

10.2. Exclusions. Confidential Information shall not include information that (a) the Recipient can prove, by competent evidence, was in its possession prior to receipt from the Disclosing Party, (b) was furnished to the Recipient by a third party without breach of a duty of confidentiality, (c) was or became, through no fault of the Recipient, publicly known, (d) the Recipient can demonstrate by contemporaneous written records was developed by or for the Recipient independently of the disclosure of Confidential Information by the Disclosing Party or its Affiliates or (e) is required by law, regulation or rule to be disclosed, provided that the Recipient notifies the Disclosing Party of such requirement as soon as reasonably practicable, and cooperates in action that the Disclosing Party reasonably elects to take in order to protect the confidentiality of such Confidential Information.

10.3. Obligations. Unless the parties agree otherwise in writing, the Recipient (a) shall maintain the Disclosing Party’s Confidential Information in confidence, (b) shall allow access only to those employees, permitted subcontractors or agents who need to see and use such Confidential Information in order for the Recipient to perform its obligations hereunder and who are bound by obligations of confidentiality and nonuse that are no less restrictive than the ones set forth herein, (c) shall use such information solely in the performance of this Agreement, and (d) shall at all times protect such information from misuse or disclosure with at least the same degree of care it uses to protect its own Confidential Information, such care to be of the type and degree that would be used by a reasonable and prudent business person in the biopharmaceutical industry. The confidentiality obligations herein shall survive the expiration or termination of this Agreement.
Confidential

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

10.4. Responsibility for Employees and Agents. Each party shall be responsible for the acts and/or omissions of its employees, agents and representatives under Sections 10.1 – 10.3 (whether or not they remain its employees and/or representatives), as if they were such party’s own acts or omissions.

10.5. Ownership and Return. Each party’s Confidential Information shall at all times be its sole and exclusive property. At any time, upon the written request of the Disclosing Party, or upon termination or expiration of this Agreement, the Recipient shall return or destroy (at the election of the Disclosing Party) all Confidential Information of the Disclosing Party in its possession (including all copies, abstracts or summaries thereof), except that the Recipient may retain one copy of the Disclosing Party’s Confidential Information solely for archival purposes.

10.6. Supercession of Prior Confidentiality Agreement. Any information previously exchanged between the parties in connection with any Services or this Agreement and meeting the definition hereunder of Confidential Information shall be governed by the terms of this Article 10. Any confidentiality or non-disclosure agreement previously executed by the parties in connection with such information is hereby terminated and superseded by this Article 10 to the extent thereof.

11. Rights in Data and Intellectual Property

11.1. Pre-existing IP. This Agreement shall not affect the ownership of any Intellectual Property owned by or licensed to either party as of the Effective Date (“Pre-existing IP”). IP arising out of the performance of the Services which relates to manufacturing services in general developed in whole or in part by Cobra during the term of this Agreement shall be referred to as “New IP”.

11.2. Ownership. As between the parties, subject to Cobra’s rights in any of its Pre-Existing IP, GenVec shall own all right, title, and interest in and to the Deliverables, the Data and all technology, know-how, inventions, discoveries, ideas, concepts, trade-secrets, improvements, processes, documents, information, or data, whether patentable or not, which result from the Services or the GenVec Materials which is not New IP (“GenVec Property”), and to the extent Cobra has or may acquire or be deemed to have acquired any rights therein, Cobra hereby transfers and assigns its right, title, and interest in such property to GenVec. Upon GenVec’s request at any time, Cobra agrees to deliver to GenVec any and all documents and information necessary to protect GenVec’s interest in the GenVec Property. Cobra further agrees, during the term hereof, promptly to notify GenVec in writing of any such developments. New IP shall be the sole property of Cobra, and shall be subject to the rights of GenVec pursuant to Section 11.4.

Confidential

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

11.3. GenVec License. GenVec hereby grants to Cobra a nonexclusive, royalty-free, limited, non-transferable license, for the term of this Agreement to use the GenVec Property and GenVec’s Pre-existing IP and sublicense the same to subcontractors approved by GenVec, but in each case, solely to the extent necessary to perform the Services in accordance with this Agreement and to otherwise comply with the obligations hereunder. *.

11.4. Cobra License. Cobra hereby grants to GenVec a non-exclusive, fully paid, royalty-free, irrevocable license, with the right to sublicense, to any Cobra Pre-Existing IP that Cobra incorporates into the Deliverables or is used to produce the Deliverables on condition that during such time Cobra is providing GenVec with contract manufacturing and development services and such license shall cease if Cobra ceases to be conducting such contract manufacturing and development services for GenVec.. This license shall survive the termination or expiration of this Agreement in accordance with the provisions of Section 9.3.2 above. Cobra hereby grants to GenVec a non-exclusive, irrevocable license to practice any New IP that is required for the manufacturer, development, use or sale of GenVec’s product.

12. Warranties.

12.1. By Cobra. Cobra warrants to GenVec that:

(a)
the Services will be performed (i) in a professional and workmanlike manner with at least that degree of care and skill as is practiced by other recognized firms in providing services of a similar nature and (ii) in compliance with all cGMPs, laws, rules and regulations applicable thereto,

(b)
all Services required, pursuant to a Service Schedule, to be performed in accordance with Good Laboratory Practices or Medicines Control Agency guidelines shall be performed in accordance with such practices or guidelines, as applicable,

(c)
Cobra has the right to use the Pre-existing IP of Cobra that is used in performing the Services and such Pre-existing IP of Cobra, (i) has never been, is not currently, and during the term will not become, a Debarred Entity and (ii) to the best of its knowledge no Debarred Entity or Debarred Individual, including subcontractors or parties, will perform any services on GenVec’s behalf. If Cobra becomes aware of FDA investigations of, or debarment proceedings against, Cobra or any person performing Services, then Cobra will immediately notify GenVec of any such circumstances during the term of this Agreement

Confidential

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

12.2.  Mutual. Each party represents and warrants to the other that (i) to its knowledge, it has the right to grant the licenses granted hereunder and to provide the Confidential Information provided hereunder; (ii) it has all requisite power and authority (corporate and otherwise) to enter into this Agreement and has been duly authorized by all necessary actions in the execution and delivery hereof by the officer or individual whose name is signed on its behalf below; (iii) its execution and delivery of this Agreement and the performance of its obligations hereunder do not and will not conflict with or result in a breach of or a default under its organizational instruments or any other agreement, instrument, order, or law applicable to it or by which it may be bound; and (iv) this Agreement has been duly and validly executed and delivered by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights and except as enforcement is subject to general equitable principles.

13. Indemnification.

13.1. By GenVec. GenVec shall defend/indemnify and hold harmless Cobra and its Affiliates, subcontractors, and their respective directors, officers, employees and agents, including any Qualified Persons, from and against any and all third party claims, damages, liabilities, losses, costs and expenses, including reasonable attorneys’ fees (collectively, “Claims”) (a)  arising out of GenVec’s negligence or willful misconduct, except to the extent that such a Claim arises out of the negligence or willful misconduct of Cobra, or (b) alleging the infringement of third-party rights by Cobra’s use, in performing the Services, of any process, method, Specification or information supplied to Cobra by GenVec (GenVec’s liability shall include acts or omission of its directors, officers, employees, and agents), or (c) [breach by GenVec of any of its warranties or representations hereunder], or (d) relating to Deliverables or Services associated therewith after such Deliverables have been accepted by GenVec

13.2. By Cobra. Cobra shall defend/indemnify and hold harmless GenVec and its Affiliates, and their respective directors, officers, employees and agents, from and against any and all Claims arising out of (a) Cobra’s negligence or willful misconduct, except to the extent that such a Claim arose out of the negligence or willful misconduct of GenVec, (b) breach by Cobra of any of its warranties or representations hereunder, or (c) a party alleging the infringement of third-party rights related to the Services of any process, method, Specification, Cobra Pre-existing IP or information, other than that supplied to Cobra by GenVec. (Cobra’s liability shall include acts or omission of its directors, officers, employees, subcontractors, and agents), or (d) relating to Deliverables or Services associated therewith before such Deliverables have been accepted by GenVec.

Confidential

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

13.3. Indemnification Procedures. Each party shall inform the other as soon as reasonably practicable after learning of any Claim for which indemnity could be sought under Section 13.1 or Section 13.2. A party seeking indemnity (a) shall permit the indemnifying party to assume full responsibility to investigate, prepare for and defend against the Claim, (b) shall reasonably assist the indemnifying party, at the indemnifying party’s reasonable expense, in the investigation of, preparation for and defense of such Claim and (c) shall not compromise or settle such Claim without the indemnifying party’s prior written consent, not to be unreasonably withheld.

14. Insurance.

14.1. Of Both Parties. Each party represents and warrants that it has and shall maintain (a) any and all insurance required by applicable laws and regulations and (b) commercial general liability insurance, including blanket contractual liability insurance covering such party with respect to its obligations hereunder, with limits of liability that are commercially reasonable * Such coverage shall be maintained for not less than * following expiration or termination of this Agreement or, if such coverage is of the “claims made” type, for * following expiration or termination of this Agreement. Some or all such insurance may be in the form of self-insurance.

14.2. Of Cobra. Cobra represents and warrants that it presently maintains and shall continue to maintain, at its expense, all-risk property damage insurance coverage with blanket replacement cost limits and deductibles adequate to cover the value of GenVec Materials, GenVec Property, Cobra Materials, , equipment, etc. that will be in Cobra’s possession while such equipment is in Cobra’s possession, custody or control.

14.3. GenVec will be responsible for the cost of insurance of GenVec Materials and raw materials, to be arranged by Cobra and agreed to in writing by both parties, any liability for GenVec Materials and raw materials under such agreement will be limited to the value of the insurance cover obtained. Such costs * shall be added by Cobra from time to time to give a total amount, and in additional consideration for services under the Service Schedule a fee equal to the total amount shall be charged to GenVec separately.

14.4. Proof of Coverage. Upon request, each party will provide the other with a certificate of insurance evidencing the above and showing the name of the issuing company, the policy number, the effective date, the expiration date and the limits of liability. The insurance certificate shall further provide for a minimum of * notice to the insured of a cancellation of, or material change in, the insurance.

Confidential

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

15. Limitations of Warranties and Liabilities.

15.1. Limitation of Warranties.

15.1.1. Except for the warranties expressly provided in this Agreement (including in any Service Schedule), NEITHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, REGARDING ANY SERVICES, DELIVERABLES OR OTHER MATERIALS PROVIDED HEREIN, INCLUDING ANY WARRANTY OF THEIR FITNESS FOR USE, MERCHANTABILITY, QUALITY, OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS. Any representation or warranty made by any person or entity, including employees or representatives of Cobra that are inconsistent herewith, shall be disregarded and shall not be binding on Cobra, unless made in writing and signed by an authorized representative of Cobra.

15.1.2. Notwithstanding anything to the contrary provided in Section 12.1 or elsewhere in this Agreement, in no event shall Cobra be liable for any Defect in Services and/or Deliverables to the extent arising from any information, Specification and/or other requirement supplied to Cobra by GenVec.

15.2. Limitations on Damages.

15.2.1. EXCEPT IN THE CASE OF VIOLATION OF ARTICLE 10, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR LOST PROFITS (OTHER THAN THE PROFIT ELEMENT IN THE PRICES OF SERVICES), SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR INDIRECT DAMAGES IN CONNECTION WITH THIS AGREEMENT.

15.2.2. [EXCEPT IN THE CASE OF A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT] THE TOTAL LIABILITY OF EITHER PARTY TO THE OTHER PARTY WITH RESPECT TO SERVICES TO BE PERFORMED PURSUANT TO ANY SERVICE SCHEDULE SHALL NOT EXCEED *.

15.3. Exception to Limitations. Notwithstanding anything provided to the contrary herein, nothing in this Agreement shall exclude or limit the liability of a party; to the extent such liability may not be excluded or limited, as a matter of law.

15.4. Cobra’s employees, sub-contractors and/or agents are not authorized to make any representations or warranties concerning the Services unless confirmed by a Director of Cobra in writing.
Confidential

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

16. Regulatory Matters.  In addition to any other record-keeping and reporting requirements set forth herein or in a Service Schedule, Cobra shall keep all records and reports required to be filed with the FDA and any other governmental agencies in connection with the performance of the Services, and shall make the Deliverables produced hereunder and the facilities used in performing the Services available at reasonable business hours for inspection by representatives of such agencies. Cobra shall notify GenVec of any inspection, investigation or inquiry by the FDA or other governmental agency that relates in any way to Cobra’s performance under any Service Schedule, and shall send GenVec a copy of any report on the results of any such inspection, investigation or inquiry. Cobra shall fully cooperate with GenVec during any such inspection, investigation or other inquiry, including, but not limited to, allowing a representative of GenVec to be present during all portions of any such inspection, investigation or other inquiry and sharing with GenVec any other information related thereto to the extent relevant to the performance of the Services. Cobra shall discuss any response to observations or notifications received in connection with any such inspection, investigation or other inquiry and shall give GenVec an opportunity to comment upon any proposed response before it is made.

17. Notices. Any legal notice to be given under this Agreement shall be in writing and shall be delivered by an internationally recognized courier or facsimile transmission (with receipt confirmed by automatic transmission report), addressed to the parties as follows (or as a party may designate in a notice delivered to the other party pursuant to this Article 17). Notices shall be deemed delivered upon receipt.

If to Cobra:	If to GenVec:

Cobra Biologics Limited	GenVec, Inc.
The Stephenson Building	65 West Watkins Mill Road
The Science Park	Gaithersburg, Maryland, 20878
Keele, Staffordshire, ST5 5SP, UK	USA
Attention: ____________________	Attention: ____________________
Fax. No. _____________________	Fax.No. ______________________

18. Force Majeure. Neither party shall be liable to the other for any delay or failure in performance of this Agreement to the extent that such delay is due to events outside that party’s reasonable control, including acts of God, war, flood, fire, labor disputes, strikes, lock-outs, riots, civil commotion, malicious damage, explosion, governmental actions and any other similar events. If either party is affected by any such event, then the time for performance shall be extended for a period equal to the period that such event delayed such performance.

Confidential

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

19. Restriction on Hiring Personnel.

19.1. GenVec shall not, during the term of this Agreement and for a period of * thereafter, directly or indirectly induce or solicit any person who is an employee of Cobra, to accept employment or other work that would result in such person ceasing or limiting the amount of work previously performed on behalf of Cobra, without the prior written consent of Cobra. The above prohibition shall not apply to any personnel that respond to an indirect solicitation (e.g., through a newspaper, magazine or trade journal advertisement).

19.2. Cobra shall not, during the term of this Agreement and for a period of * thereafter, directly or indirectly induce or solicit any person who is an employee, agent or consultant of GenVec, to accept employment or other work that would result in such person ceasing or limiting the amount of work previously performed on behalf of GenVec, without the prior written consent of GenVec. The above prohibition shall not apply to any personnel that respond to an indirect solicitation (e.g., through a newspaper, magazine or trade journal advertisement).

20.  RECORDS, ACCESS TO FACILITY AND AUDITS

20.1. Records. Cobra shall establish and maintain complete, accurate and authentic data, books and records of the work performed hereunder. Without limiting the generality of the foregoing, Cobra shall monitor and maintain reasonable records respecting its compliance with cGMPs, including the process of establishment and implementation of the operating procedures and the training of personnel as are reasonably necessary to assure such compliance. Cobra agrees that, in response to any complaint or in the defense by GenVec of any litigation, hearing, regulatory proceeding or investigation relating to the Services, Cobra shall make available to GenVec upon reasonable prior written notice, such Cobra employees and records reasonably necessary to permit the effective response to, defense of, or investigation of such matters at reasonable cost to GenVec. [Access to financial data and accounting records shall be restricted to copies of relevant supplier invoices and employee expense claims which have been recharged to GenVec, applicable stock usage records and employee timesheets.

20.2. Inspection and Audit. GenVec and its representatives shall have the opportunity to converse with Cobra’s personnel and visit, inspect and audit the Facility and all data, records, reports, information, licenses, permits and other documentation relating to the Services for the purpose of assuring Cobra’s compliance with its obligations under this Agreement including verification of the Prices due hereunder and Cobra’s compliance with applicable law. GenVec’s exercise of its inspection and audit rights hereunder shall in no way waive, modify, or diminish Cobra’ obligations under this Agreement, or impose any obligation to inspect, audit, or act upon GenVec. Cobra shall cooperate with GenVec and its representatives and provide such assistance as GenVec and its representatives reasonably require in carrying out such inspections and audits. Access to financial data and accounting records shall be restricted to copies of relevant supplier invoices and employee expense claims which have been recharged to GenVec, applicable stock usage records and employee timesheets.

Confidential

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

20.3. Follow-up. Following any review or audit, GenVec shall have the right to conduct (or have its representatives conduct) a review meeting with Cobra to obtain factual concurrence with issues identified in the findings. Cobra and GenVec shall review the findings of each review and audit promptly after the issuance of the resulting report or findings and shall mutually agree upon the appropriate manner, if any, in which to respond to the changes suggested by the audit report. Cobra shall provide to GenVec a plan and schedule for any necessary corrective action for GenVec’s approval and shall complete such corrective actions in accordance with the approved plan and schedule. To the extent that any Cobra review or audit, or any audit performed by GenVec or its representatives, reveals any overpayment by GenVec, then Cobra shall promptly reimburse (or at GenVec’s request, credit such overpayment) to GenVec the overcharge by Cobra. In the event the overpayment exceeds * of the fees due over the period audited, then Cobra shall also reimburse to GenVec the costs of such audit.

20.4. Survival. Cobra’s obligation and GenVec’s rights under this Section 20 shall survive for a period of * following expiration or termination of this Agreement.

21. Miscellaneous

21.1. Independent Contractors. The parties are independent contractors hereunder, and nothing contained in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employer and employee or joint venturers. Neither party shall have the power or right to bind or obligate the other party, nor shall either party hold itself out as having such authority.

21.2. Waiver. No waiver of any term or condition of this Agreement shall be valid or binding on either party unless made in writing by the party to be charged. The failure of either party at any time to enforce, or to require performance by the other party of any provision of this Agreement, shall in no way be construed as a present or future waiver of such provision or of any other provision.

21.3. Severability. If any provision of this Agreement is held by any competent authority to be invalid or unenforceable, in whole or in part, the validity of the other provisions of this Agreement and the remainder of the provision in question shall not be affected.

Confidential

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

21.4. No Third-party Rights. No third party shall have the right to enforce the terms of this Agreement. The rights of any third party to enforce this Agreement may be varied and/or extinguished by agreement between the parties, without the consent of any such third party.

21.5. Assignment. Neither party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party, except for an assignment to a party’s successor in interest by way of a merger or the purchase of all or substantially all of such party’s assets or business to which this Agreement relates. Notwithstanding the preceding sentence, Cobra may not assign this Agreement to any this party (by way of merger or the purchase of all or substantially all of its assets) to a competitor of GenVec, without GenVec’s prior written consent.

21.6. Construction and Headings. All section titles or headings contained in this Agreement are for convenience only, will not be deemed a part hereof or thereof and will not affect the meaning or interpretation of this Agreement or Service Schedule.

21.7. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, excluding that body of law pertaining to conflict of laws.

21.8. Dispute Resolution.

21.8.1. Except as otherwise provided in Sections 7.2 and 21.8.2, any dispute arising out of or in connection with this Agreement, shall be referred to arbitration by a single arbitrator. The arbitration shall be carried out in accordance with the Rules of Arbitration of the International Chamber of Commerce in force as at the date of the dispute. The arbitration shall be held in London, England, if initiated by GenVec and in Gaithersburg, Maryland, USA if initiated by Cobra. All decisions of the arbitrator shall be final and binding on the parties and may be enforced in any court of competent jurisdiction. The party favored by the arbitrator’s decision shall be entitled to the costs of the arbitration and reasonable attorneys’ fees.

21.8.2. Either party shall be entitled to seek relief from a State of Maryland, USA court of competent jurisdiction to enjoin a breach of Section 3.3, Sections 10.1 - 10.6 or Article 11.

Confidential

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

21.9. Nature of this Agreement. The parties agree that this Agreement is for the provision of Services - in particular the conduct of tests and other work and the provision of expert reports, and that, to the extent that any Service Schedule requires the delivery of Deliverables, such Deliverables are incidental to the delivery of Services.

21.10. *

21.11. Further Assurances. Each party shall execute, acknowledge and deliver such further instruments, and take such further actions as may be reasonably necessary or appropriate to carry out the purposes and intent of this Agreement.

21.12. Entire Agreement. This Agreement and any Service Schedules executed hereunder constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior or contemporaneous understandings or agreements between them, whether written or oral, respect to such subject matter., with the exception of the Quality Agreement executed on even date herewith. In the event of conflict between the terms of this Agreement and the terms of the Quality Agreement on matters pertaining to GMPs, the terms of the Quality Agreement shall govern, and any breach of the Quality Agreement shall be deemed a breach of this Agreement. For all other matters, the terms of this Agreement shall govern. No amendment or modification of this Agreement shall be valid or binding on the parties unless made in writing and signed by the duly authorized representatives of both parties.

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their duly-authorized representatives as of the date first above written.

COBRA BIOLOGICS LTD.	GENVEC, INC.

By: David R. Thatcher	By: Paul H. Fischer

Signature: /s/ David R. Thatcher	Signature: /s/ Paul H. Fischer

Print Name: David R. Thatcher	Print Name: Paul H. Fischer

Title: Chief Executive	Title: CEO

Date: 17th January 2008	Date: 1/23/08

Confidential

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Appendix 1: Capacity Reservation Fee Worksheet for Service Schedule A393

Components of Capacity Reservation Fee:

*
*
*
*
*

Occupancy Charge per Month During Consistency Runs:

*

Estimated Months in Suite per Consistency Run: *

Portion of Capacity Reservation Fee Per Reserved Consistency Run:

*
Confidential

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Appendix 2: Termination for Service Schedule A393

Maximum Termination fee rate: $ *

Termination fee to apply beginning *

Maximum Termination fee to apply beginning *

Reduction of Termination fee to begin *

Date of Termination	Milestone	Termination Fee	% of Max Termination Fee
(Based on project schedule)		$

Month 1		*	*
Month 2		*	*
Month 3		*	*
Month 4	*	*	*
Month 5		*	*
Month 6		*	*
Month 7		*	*
Month 8	*	*	*
Month 9		*	*
Month 10	*	*	*
Month 11		*	*
Month 12		*	*
Month 13		*	*
Month 14		*	*
Month 15		*	*
Month 16	*	*	*
Month 17		*	*
Month 18	*	*	*
Month 19		*	*
Month 20	*	*	*
Month 21		*	*
Month 22	*	*	*

Confidential

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.